Exhibit 99.1

FERRIE FRANZMANN INDUSTRIES

COMBINED FINANCIAL STATEMENTS

Year Ended December 31, 2020

FERRIE FRANZMANN INDUSTRIES

Denver, Colorado

COMBINED FINANCIAL STATEMENTS

Year Ended December 31, 2020

CONTENTS

INDEPENDENT AUDITOR’S REPORT	1
COMBINED FINANCIAL STATEMENTS:
COMBINED BALANCE SHEET	2
COMBINED STATEMENT OF INCOME	4
COMBINED STATEMENT OF CHANGES IN EQUITY	5
COMBINED STATEMENT OF CASH FLOWS	6
NOTES TO COMBINED FINANCIAL STATEMENTS	7

Crowe LLP Independent Member Crowe Global

INDEPENDENT AUDITOR’S REPORT

Owners and Management

Ferrie Franzmann Industries

Denver, Colorado

Report on the Financial Statements

We have audited the accompanying combined financial statements of Ferrie Franzmann Industries, which comprise the combined balance sheet as of December 31, 2020, and the related combined statements of income, changes in equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Ferrie Franzmann Industries as of December 31, 2020, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Crowe LLP

Denver, Colorado

March 24, 2021

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FERRIE FRANZMANN INDUSTRIES

COMBINED BALANCE SHEET

December 31, 2020

ASSETS
Current assets:
Cash	$4,758,518
Accounts receivable, net of allowance for doubtful accounts
of $20,000	6,494,325
Costs and estimated earnings in excess of billings
on uncompleted contracts	4,776,934
Inventories	722,142
Prepaid expenses and other	259,301

Total current assets	17,011,220

Property and equipment:
Land	509,798
Building	2,972,235
Building improvements	2,775,481
Machinery and equipment	5,061,961
Furniture and office equipment	1,063,280

12,382,755
Less accumulated depreciation and amortization	(7,425,954)

Total property and equipment	4,956,801

Total assets	$21,968,021

See Accompanying Notes to Combined Financial Statements

(Continued)

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FERRIE FRANZMANN INDUSTRIES

COMBINED BALANCE SHEET (CONTINUED)

December 31, 2020

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$206,449
Accounts payable	5,610,490
Billings in excess of costs and estimated earnings	1,962,657
Current portion of long-term extended warranty	5,306
Accrued expenses:
Compensation and profit sharing	720,459
Taxes, other than income	209,629
Other	184,107

Total current liabilities	8,899,097

Long-term liabilities:
Long-term extended warranty	11,600
Long-term debt, less current portion	6,564,076

Total liabilities	15,474,773

Equity:

Common stock	186
Members' capital and retained earnings	6,493,062

Total equity	6,493,248

Total liabilities and equity	$21,968,021

See Accompanying Notes to Combined Financial Statements

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FERRIE FRANZMANN INDUSTRIES

COMBINED STATEMENT OF INCOME

Year Ended December 31, 2020

Net revenue recognized from contracts with customers	$50,227,761
Cost of goods sold	40,972,329

Gross profit	9,255,432

Operating expenses:
Selling	2,991,676
General, administrative and engineering	5,411,955

Total operating expenses	8,403,631

Operating income	851,801

Other income (expense):
Interest expense	(251,444)
Paycheck Protection Program income	2,376,100
Other income	16,238

Total other income	2,140,894

Income from operations before income taxes	2,992,695
Income tax expense	(81,370)

Net income	$2,911,325

See Accompanying Notes to Combined Financial Statements

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FERRIE FRANZMANN INDUSTRIES

COMBINED STATEMENT OF CHANGES IN EQUITY

Year Ended December 31, 2020

			Members'
			capital and
		Common	retained
	Total	stock	earnings

Balances - January 1, 2020	5,821,824	186	5,821,638

Distributions to members	(2,239,901)	—	(2,239,901)
Net income	2,911,325	—	2,911,325

Balances - December 31, 2020	$6,493,248	$186	$6,493,062

See Accompanying Notes to Combined Financial Statements

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FERRIE FRANZMANN INDUSTRIES

COMBINED STATEMENT OF CASH FLOWS

Year Ended December 31, 2020

Net income	$2,911,325
Cash flows from operating activities:
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	709,398
Change in operating assets and liabilities:
Accounts receivable	(1,064,132)
Costs and estimated earnings in excess of billings	153,140
Inventories	(231,266)
Prepaid expenses and other	(6,051)
Accounts payable, accrued expenses and other	714,018

Net cash provided by operating activities	3,186,432

Cash flows used in investing activities:
Purchase of property and equipment	(1,424,177)

Net cash used in investing activities	(1,424,177)

Cash flows from financing activities:
Proceeds from notes payable	1,000,000
Payments on notes payable	(197,372)
Tax and other distributions to Members	(2,239,901)

Net cash used in financing activities	(1,437,273)

Net increase in cash	324,982
Cash, beginning	4,433,536

Cash, ending	$4,758,518

Supplemental disclosures of cash flow information:

Cash paid for interest	$251,444

Cash paid for income taxes	$29,547

See Accompanying Notes to Combined Financial Statements

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FERRIE FRANZMANN INDUSTRIES

NOTES TO COMBINED FINANCIAL STATEMENTS

Year Ended December 31, 2020

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business: Ferrie Franzmann Industries consists of Ferrie Franzmann Industries, LLC (“FFI”) and Tecknit Shielding Systems, Inc. (“TSSI”) (collectively, the “Company” or “FFI”) and is engaged in the manufacture and sale of custom electrical controls, including but not limited to electrical components, switchgear and power distribution equipment. The Company’s products are sold to distributors, contractors and end users throughout the United States. The operating agreement of FFI provides that it will continue in existence until the members make a determination to dissolve the LLC. The members’ liability is limited to their contributions. Pursuant to the operating agreement, the members are not required to provide or loan capital to the LLC but are not prohibited from doing so at their discretion. There is one class of member units, 100 units are authorized and issued. TSSI has 2,500 shares of no-par value common stock authorized and has 2,000 shares issued and outstanding as of December 31, 2020.

TSSI had no significant operations as of or for the year ended December 31, 2020 and its operating assets and liabilities consist primarily of real property and buildings used by FFI, and intercompany balances.

Principles of combination: The financial statements include the accounts of FFI, doing business as ESSMetron, as well as TSSI (which is controlled by the same owners as FFI). All significant intercompany accounts and transactions have been eliminated.

Revenue and cost recognition: Substantially all revenue is derived from the sale of custom products built to customers’ specifications under fixed-price contracts with one identified performance obligation. Revenues are recognized over time as performance creates or enhances an asset with no alternative use, and for which FFI has an enforceable right to receive compensation as defined under the contract.

To determine the amount of revenue to recognize over time, FFI utilizes the cost-to-cost method as management believes cost incurred best represents the amount of work completed and remaining on projects. As the cost-to-cost method is driven by incurred cost, FFI calculates the percentage of completion by dividing costs incurred to date by the total estimated cost. The percentage of completion is then multiplied by estimated revenues to determine inception-to-date revenue. Approved changes to design plans are generally recognized as an adjustment to the percentage of completion calculation on a catch-up basis. Revenue recognized for the period is the current inception-to-date recognized revenue less the prior period inception-to-date recognized revenue. If a contract is projected to result in a loss, the entire contract loss is recognized in the period when the loss was first determined, and the amount of the loss is updated in subsequent reporting periods. Additionally, contract costs incurred to date and expected total contract costs are continuously monitored during the term of the contract.

Changes in the job performance, job conditions and final contract settlements are factors that influence management’s assessment of total contract value and the total estimated costs to complete those contracts, and therefore, profit and revenue recognition. Any costs to obtain a contract are not material to FFI’s financial statements and would be expensed as incurred. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term. The length of time for the Company to complete a custom product varies but is typically between four to twelve weeks.

Customers are typically required to make periodic progress payments to the Company based on contractually agreed-upon milestones. Invoices are due net 30 days, and retainage, if any, is generally due 30 days after delivery. Taxes collected from customers and remitted to governmental authorities are excluded from revenue. Shipping and handling costs are treated as fulfillment costs and are included in cost of sales.

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FERRIE FRANZMANN INDUSTRIES

NOTES TO COMBINED FINANCIAL STATEMENTS

Year Ended December 31, 2020

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

FFI primarily offers an assurance-type standard warranty that the product will conform to certain specifications for a defined period of time or period of usage after delivery. This type of warranty does not represent a separate performance obligation.

The Company accrues for estimated warranty costs at the time of sale and updates based on experience. The Company uses historical experience to develop estimated liability for warranty programs. Historically, these costs have not been material.

The Company also generates revenues from its service and repair business where the Company performs ad-hoc maintenance and repair services on the customers custom-built products. Revenue from maintenance and repairs is recognized over time as the services are rendered to the customer. Payment from customers is typically due 30 days after the services are complete.

The Company recognizes trade receivables, net, contract assets and unearned revenues from contracts with customers due to differences in timing between revenue recognition, billings and cash collections. Trade receivables are recognized upon billing. Contract assets consist of costs and estimated earnings in excess of billings on uncompleted contracts, and unearned revenue consists of billings in excess of costs and estimated earnings on uncompleted contracts (See Note 5).

Accounts receivable: The Company extends unsecured credit to its customers in the ordinary course of business. The Company mitigates the associated credit risk by performing ongoing credit evaluations of its customers. Accounts receivable are carried at original invoice amount less an estimate of an allowance made for doubtful accounts based on a review of all outstanding amounts on a periodic basis. Management determines the allowance for doubtful accounts by periodically evaluating individual accounts receivable and considering a customer’s financial condition, credit history and current economic conditions.

Accounts receivable are written off to allowance for doubtful accounts or bad debt expense when deemed uncollectible. Recoveries of trade receivables, previously written off, are recorded when received. Accounts receivable are generally considered to be past due, with certain exceptions, when the balance is outstanding for more than 90 days.

Inventories: Inventories are valued at the lower of cost or net realizable value. Cost is determined by use of the first-in, first-out method. Inventory reserves for obsolescence are mainly related to raw materials. At December 31, 2020, the reserve for obsolescence was not significant.

Property and equipment: Property and equipment except buildings are stated at cost and are depreciated over their estimated useful lives of three to ten years. Buildings are stated at cost and depreciated over their estimated useful lives of 31.5 years. Depreciation is provided using the straight-line method for buildings and improvements and accelerated methods for other property and equipment. Maintenance and repairs are expensed as incurred and improvements are capitalized.

Long-lived assets: Management assesses the carrying value of its long-lived assets for impairment when circumstances indicate that such amounts will not be recoverable from future operations. Generally, assets to be held and used are considered impaired if the sum of expected undiscounted future cash flows is less than the carrying amount of the assets. At December 31, 2020, management believes that no impairment has occurred on long-lived assets.

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FERRIE FRANZMANN INDUSTRIES

NOTES TO COMBINED FINANCIAL STATEMENTS

Year Ended December 31, 2020

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes: FFI is a limited liability company, and TSSI is an S corporation. As such, these entities are not subject to income taxes; such taxes are the responsibility of its members and owners. Income tax expense in 2020 is primarily related to Texas and California franchise taxes.

The Company assesses the likelihood of the financial statement effect of a tax position that should be recognized when it is more likely than not that the position will be sustained upon examination by a taxing authority based on the technical merits of the tax position, circumstances, and information available as of the reporting date. Management does not believe that there are any current tax positions that would result in an asset or liability being recognized in the accompanying combined financial statements.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax positions as a component of income tax expense. As of December 31, 2020, the Company did not have any accrued interest or penalty associated with any unrecognized tax positions, nor was any interest expense or penalties recognized during the year ended December 31, 2020.

Research and development: Research and development costs are charged to operations when incurred and consist primarily of salaries and expenses related to engineering, development and enhancement of product technologies. The amount charged in 2020 was approximately $290,000, and is included in general, administrative and engineering expenses.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from these estimates.

Impact of COVID-19: In March 2020, the World Health Organization declared the outbreak of COVID-19 to be a global pandemic and recommended containment and mitigation measures worldwide. The COVID-19 pandemic has rapidly changed market and economic conditions globally and may continue to create significant uncertainty in the macroeconomic environment. Such macroeconomic volatility, in addition to other unforeseen effects of this pandemic, impacted the Company’s business, results of operations and overall financial performance beginning in the first quarter and through the first month of the third quarter of fiscal 2020, primarily due to COVID-19-imposed construction site shutdowns. These restrictions were, for the most part, lifted during the third quarter, and the Company’s business, results of operations and overall financial performance recovered to pre-COVID levels through the end of 2020 and through the date the Company’s combined financial statements were available to be issued.

It is difficult to predict the impact of COVID-19 on the Company in future periods. The extent to which the COVID-19 pandemic will impact the Company’s business, financial condition, and results of operations in the future is highly uncertain and will be affected by a number of factors including any further closures of the Company’s and the Company’s customers’ offices and facilities and any additional project delays or shutdowns. Customers may also slow down decision-making, delay planned work or seek to terminate existing agreements. The Company will continue to evaluate the effect of COVID-19 on its business.

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FERRIE FRANZMANN INDUSTRIES

NOTES TO COMBINED FINANCIAL STATEMENTS

Year Ended December 31, 2020

NOTE 2 - CONCENTRATION OF CREDIT RISK

The Company’s financial instruments that are at times exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company maintains cash in bank accounts which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Management believes that the Company is not exposed to significant credit risk relating to cash because the Company maintains its cash with high credit quality institutions.

At December 31, 2020, three individual customers represented 46% of accounts receivable (individual concentrations were approximately 17%, 15%, and 14%). For the year ended December 31, 2020, three individual customers represented 41% of revenue (individual concentrations were approximately 14%, 14%, and 12%). As revenue for new and existing customers varies based on project needs, management does not consider these concentrations to be significant to ongoing operations. In addition, at December 31, 2020, one vendor represented 35% of accounts payable and for the year ended December 31, 2020, 15% of total purchases.

NOTE 3 - INVENTORIES

At December 31, 2020, inventories consist of the following:

$1,1339
Work in process	720,803
Raw materials	$722,142

NOTE 4 - DEBT

Long-term debt consists of the following at December 31, 2020:

Debt held with a bank:
Revolving credit agreements, with variable interest rates based on prime and the leverage ratio of the Company (4.50% at December 31, 2020) until maturity [A]	$1,000,000
Note payable, due in monthly installments of $36,867, including interest at 4.10% at December 31, 2020, matures in October 2024; collateralized by all assets of FFI	5,770,525
6,770,525

Less current portion of long-term debt	(206,449)

Long-term debt, less current portion	$6,564,076

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FERRIE FRANZMANN INDUSTRIES

NOTES TO COMBINED FINANCIAL STATEMENTS

Year Ended December 31, 2020

NOTE 4 – DEBT (Continued)

[A] The Company has available two revolving credit facilities as of December 31, 2020 for borrowings up to $3,000,000 and $4,000,000, respectively. Under the revolving credit agreements, the Company may borrow the lesser of the sum of 80% of eligible accounts receivable plus 50% of eligible inventory, as defined, up to the maximum borrowing base of $7 million. The revolving credit borrowings are collateralized by inventory, accounts receivable, equipment and general intangibles of the Company. At December 31, 2020, the Company has the ability to draw approximately $4.4 million under the agreements. Amounts drawn on the $3,000,000 credit facility are payable in full in May 2021. Amounts drawn on the $4,000,000 Credit facility are due on demand. If no demand is made then any amount drawn on the $4,000,000 credit facility is payable in full in May 2021. There was no amount drawn on the $4,000,000 credit facility as of December 31, 2020. In March 2021, the Company and the bank agreed to extend the maturity date on the amount drawn on the $3,000,000 credit facility and on the $4,000,000 credit facility from May 2021 to May 2022.

The revolving credit and term loan agreements require the Company to meet certain monthly financial ratios and covenants, including minimum tangible net worth, debt service coverage ratio and debt to tangible net worth ratio. At December 31, 2020, the Company was in compliance with required financial covenants.

As a result of the economic uncertainty stemming from the impact of the COVID-19 pandemic, on April 10, 2020, the Company received a loan from UMB Bank in the amount of $2,376,100 under the Paycheck Protection Program (PPP) established by the Coronavirus Aid, Relief, and Economic Security (CARES) Act. The PPP loan has a stated interest rate of 1% per annum and no payments of principal or interest are required until the end of a statutorily provided deferral period, which occurs when the SBA concludes on the amount of the loan that will be forgiven. The contractual maturity date of the loan is April 20, 2022.

Under the terms of the Paycheck Protection Program, a PPP loan provides for conditional forgiveness if the Company utilizes the loan proceeds on admissible expenses, including qualifying payroll, rent, and utility expenses, and maintains employment and compensation levels for a specified period of time. Although the Company believes it is reasonably assured the PPP loan will be forgiven, ultimate forgiveness is also conditioned upon the US Small Business Administration (SBA) concurring with management’s good-faith assessment that the current economic uncertainty made the loan request necessary to support ongoing operations and the loan proceeds were used for admissible expenses. If the Company is later determined to have violated the provisions of the Paycheck Protection Program, the Company may be required to repay the PPP loan in its entirety and/or be subject to additional penalties.

The Company has elected to account for its PPP loan as an in-substance grant in accordance with International Accounting Standard (IAS 20), Accounting for Government Grants and Disclosure of Government Assistance. Under IAS 20, the PPP loan proceeds were initially recorded as a deferred grant income liability and subsequently recognized on a systematic basis into other income when the expenses for which the grant was intended to compensate were incurred and forgiveness of the loan was reasonably assured. While formal forgiveness has not yet been obtained, as of December 31, 2020, the Company has recognized the entire loan balance of $2,376,100 into other income consistent with the amount of qualifying expenses incurred during the period. Cash inflows and cash outflows from the PPP loan are classified as operating cash flows.

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NOTE 4 – DEBT (Continued)

Maturities of long-term debt are as follows:

Year ending December 31,	Amount
2021	206,449
2022	1,215,196
2023	224,314
2024	5,124,566
Total	$6,770,525

NOTE 5 - UNCOMPLETED CONTRACTS

Costs, estimated earnings, and billings on uncompleted contracts at December 31, 2020, are summarized as follows:

Cost incurred on uncompleted contracts	$14,172,865
Estimated earnings	3,709,844
17,882,709
Less: billings to date	15,068,432
$2,814,277

Costs and estimated earnings in excess of billings	$4,776,934
Billings and estimated earnings in excess of costs	(1,962,657)
$2,814,277

NOTE 6 - COMMITMENTS

Equity plans: In January 2013, the Company adopted two discretionary Equity Appreciation Plans (the “Plans”) for certain employees of the Company. Awards are discretionary based on a performance assessment by the Administrator of the Plans. Payment of any award under the Plans is triggered by a Qualifying Event, as defined in the Plan agreements. The Company will expense any award earned under the Plans when it is probable an amount will be paid and the amount can be reasonably determined. No awards have been made through 2020.

Employee benefit plan: The Company has a defined contribution 401(k) plan which covers substantially all employees. At the discretion of management, the Company may make discretionary contributions to eligible participants, as defined. No discretionary employer contributions were made during 2020.

NOTE 7 - SUBSEQUENT EVENTS

The Company evaluated subsequent events through March 24, 2021, the date the Company’s combined financial statements were available to be issued.

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